EXHIBIT B

AGREEMENT RELATING TO JOINT FILING OF SCHEDULE 13D

     The undersigned hereby agree that a joint statement on Schedule 13D be filed on behalf of all of the undersigned with respect to the securities of Stillwater Mining Company.

Date: July 3, 2003	MMC NORILSK NICKEL

	By:	/s/ Mikhail Prokhorov

Name: Mikhail Prokhorov
Title: General Director

Date: July 3, 2003	NORILSK HOLDING SA

	By:	/s/ Dmitry Razumov

Name: Dmitry Razumov
Title: Attorney-in-Fact

Date: July 3, 2003	NN METAL HOLDINGS SA

	By:	/s/ Dmitry Razumov

Name: Dmitry Razumov
Title: Attorney-in-Fact

Date: July 3, 2003	NORIMET LIMITED

	By:	/s/ Mikhail Prokhorov

Name: Mikhail Prokhorov
Title: Attorney-in-Fact

Date: July 3, 2003	MIKHAIL D. PROKHOROV

	By:	/s/ Mikhail D. Prokhorov

Name: Mikhail D. Prokhorov